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INDEPENDENT AUDITORS' CONSENT


We consent to the inclusion in this Registration Statement on Form SB-2 (registration number 333-335-93) of our report dated August 7, 1998 (with respect to Notes E[1] and H, September 24, 1998), on our audits of the consolidated financial statements of Worldwide Wireless Systems, Inc. and subsidiary as of June 30, 1998 and for each of the two years then ended. We also consent to the reference to our firm under the caption "Experts".


Richard A. Eisner & Company, LLP

New York, New York
January 12, 1999